UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/12/2008

Tim Hortons Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32843

Delaware	51-0370507
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

874 Sinclair Road
Oakville, Ontario, Canada
L6K 2Y1
(Address of principal executive offices, including zip code)

905-845-6511
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On June 12, 2008, a claim was filed against the Company and certain of its affiliates in the Ontario Superior Court of Justice by two of its franchisees, Fairview Donut Inc. and Brule Foods Ltd. alleging, generally, that the Company's Always Fresh baking system and expansion of lunch offerings has led to lower franchisee profitability. The Company believes the claim is frivolous and completely without merit, and the Company intends to vigorously defend the action. The claim, which seeks class action certification on behalf of certain Canadian franchisees, asserts damages of approximately Cdn.$1.95 billion.   The Company's Franchise Advisory Board, comprised of elected franchisees who represent the entire franchisee community, has advised the Company that it also believes the claim is without merit and that the claim does not reflect the views of the vast majority of the Company's more than 1,200 franchisees.

On June 13, 2008, the Company issued a press release responding to the notice of claim. A copy of this press release is attached hereto as Exhibit 99.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99        Press release issued by the Company dated June 13, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: June 16, 2008	By:	/s/ Jill E. Aebker
Jill E. Aebker
Associate General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.